[Sutherland Asbill & Brennan Letterhead]

FREDERICK R. BELLAMY
DIRECT LINE: 202.383.0126
E-mail: fred.bellamy@sutherland.com

April 30, 2013

Board of Directors
Transamerica Life Insurance Company
Transamerica Corporate Separate Account Sixteen
4333 Edgewood Road, NE
Cedar Rapids, IA 52499

RE:           Transamerica Corporate Separate Account Sixteen
Advantage X
File Nos. 333-109579/811-21440

To the Board of Directors:

We hereby consent to the reference to our name under the heading “Legal Matters” in the Statement of Additional Information filed as part of Post-Effective Amendment 19 to the Form N-6 registration statement for Transamerica Corporate Separate Account Sixteen (File No. 333-109579). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

         Sincerely,
                            SUTHERLAND ASBILL & BRENNAN LLP

                                   By: /s/ Frederick R. Bellamy
                                                                                              Frederick R. Bellamy